Exhibit 10.20

Amendment to Employment Agreement

Amendment to Employment Agreement (this “Amendment”), dated as of December 30, 2008, by and between Scientific Games Corporation, a Delaware corporation (the “Company”), and A. Lorne Weil (“Executive”).

WHEREAS, Executive has been employed pursuant to an Employment Agreement dated as of January 1, 2006 (executed on August 8, 2006) by and between the Company and Executive (the “2006 Agreement”), as amended by a letter dated August 2, 2007 regarding amounts payable under the Company’s Key Executive Deferred Compensation Plan (the “EDCP Payment Letter”) and as further amended by an Amendment to Employment Agreement effective as of May 1, 2008 (executed on May 12, 2008) (the “May 2008 Amendment” and, collectively with the 2006 Agreement and the EDCP Payment Letter, the “Employment Agreement”);

WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth herein to bring the Employment Agreement into compliance with Section 409A of the Internal Revenue Code of 1986 and the regulations and Treasury guidance thereunder; and

WHEREAS, the amendments contemplated hereby are intended to bring the timing of, and certain procedural aspects with respect to, certain payments under the Employment Agreement into compliance with Section 409A but not to otherwise affect Executive’s right to such payments.

NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      The amendments referred to in Sections 4(i)(a), (b), (c) and (e) of the Employment Agreement are hereby adopted and effective.  Section 4(i) of the Employment Agreement is further amended to add the following language at the end thereof:

“Without limiting the generality of the foregoing, the Company and Executive agree to the following:

(i)                                     To the extent any payments of money or other benefits due to Executive hereunder could cause the application of an acceleration or additional tax under Section 409A of the Code, including without limitation, payments pursuant to Section 4(d)(ii) hereof, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payments or other benefits shall be restructured, to the extent possible, in a manner determined by the Company that does not cause such acceleration or additional tax;

(ii)                                  To the extent any reimbursement under or in-kind benefits due to Executive under this Agreement constitutes deferred compensation under Section 409A of the Code, any such reimbursement or in-kind benefit shall be paid to Executive in a manner consistent with Treas. Reg. Section 1.409A-3(i)(l)(iv); and

(iii)                               Any installment payment made to Executive under this Agreement are to be treated as a series of separate payments in accordance with the Treas. Reg. Section 1.409A-2(b)(2)(iii).”

2.                                      Section 5(d) of the Employment Agreement is hereby amended to delete clause (vi)

thereof in its entirety and replaced by the notation “(vi) [RESERVED]”.

3.                                      Section 5(d)(vii) of the Employment Agreement is hereby amended to (i) delete the words commencing with “Executive shall receive” and ending with “addition” and replacing such words with “the Company shall reimburse Executive on an after-tax basis for the costs he incurs in obtaining benefits that are reasonably comparable to the” and (ii) delete the words between the last two parentheticals of such section.

4.                                      Section 5(e)(ii) of the Employment Agreement is hereby amended to add the following new sentence at the end thereof:

“The amounts and benefits referred to in the immediately preceding sentence shall be payable in a lump sum as soon as practicable, but in no event later than 30 days, after the occurrence of the Change in Control.”

5.                                      Employment Agreement.  Except as set forth in this Amendment, all other terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

6.                                      Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

7.                                      Headings.  The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any provision of this Amendment.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed on its behalf as of the date first above written.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Ira H. Raphaelson
Name:	Ira H. Raphaelson
Title:	Vice President, General Counsel and Secretary

/s/ A. Lorne Weil
A. Lorne Weil